UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2004

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 5: Other Events

Southern Community Financial Corporation held its annual meeting of shareholders on May 13, 2004. Shareholders elected Don G. Angell, James O. Frye, and H. Lee Merritt, Jr. to serve one-year terms expiring at the annual meeting in 2005, Edward T. Brown to serve a two-year term expiring at the annual meeting in 2006, and Zack W. Blackmon, Sr., Charles R. Bokesch, Matthew G. Gallins, and William G. Ward, Sr. to serve three-year terms expiring at the annual meeting in 2007, or until their successors are elected and qualified. The vote totals were as follows:

NOMINEE	FOR	WITHHOLD	ABSTAIN

Zack W. Blackmon, Sr.	13,467,687	- 0 -	42,382

Charles R. Bokesch	13,461,776	- 0 -	48,293

Matthew G. Gallins	13,475,339	- 0 -	34,730

William G. Ward, Sr., M.D.	13,480,016	- 0 -	30,053

Don G. Angell	13,464,634	- 0 -	45,435

James O. Frye	13,473,411	- 0 -	36,658

H. Lee Merritt, Jr.	13,466,898	- 0 -	43,171

Edward T. Brown	13,465,192	- 0 -	44,877

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard M. Cobb

Richard M. Cobb
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

Date:	May 19, 2004